Exhibit 31.3

CERTIFICATION

I, David P. Holveck, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Endo Pharmaceuticals Holdings Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ DAVID P. HOLVECK
David P. Holveck
President and Chief Executive Officer (Principal Executive Officer)

Date: December 12, 2008